STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com


                                February 25, 2000


  VIA EDGAR TRANSMISSION
  ----------------------

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549

           Re:    GE Life & Annuity Separate Account 4
           -------------------------------------------

  Commissioners:

           On behalf of GE Life and Annuity Assurance Company (the "Company") and GE Life & Annuity Separate Account 4 (the "Account"), we have attached for filing a registration statement on Form N-4 for certain individual flexible premium variable deferred annuity contracts (the "Contracts"). The Account is registering an indefinite amount of the Contracts pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. Certain information, including required exhibits, is not included in the registration statement and will be filed by pre-effective amendment.

           The Contracts provide for the accumulation of contract value through the Account and for the payment of annuity benefits on a fixed and variable basis. If the Contract owner dies before the annuity commencement date, the Company will pay the beneficiary either the basic death benefit or the optional death benefit. The mortality and expense risk charge assessed by the Company varies based on the age of the annuitant at issue.

           If you have any questions or comments about this registration statement, please do not hesitate to call me at (202) 383-0158 or Pamela Ellis at (202) 383-0566.

                                                                Sincerely,



                                                                Stephen E. Roth

  Electronic Attachments

  cc:    Zandra Y. Bailes, Esq.
         Patricia L. Dysart, Esq.
         Michael Pagano, Esq.
         Pamela K. Ellis, Esq.